Exhibit h(3)

                                 Citizens Funds
                                230 Commerce Way
                                   Suite 300
                              Portsmouth, NH 03801

                              __________ __, 1999

Citizens Advisers, Inc.
230 Commerce Way
Suite 300
Portsmouth, NH  03801


     Re: Citizens Small Cap Index Fund - Administrative Services Agreement

Ladies and Gentlemen:

     This letter serves as notice that Citizens Small Cap Index Fund (the "Fund") is hereby added to the list of series of Citizens Funds (the "Trust") to which Citizens Advisers, Inc. ("Citizens Advisers") renders services as administrator pursuant to the terms of the Administrative Services Agreement dated as of February 1, 1993 (the "Agreement") between the Trust and Citizens Advisers.

     Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                    CITIZENS FUNDS

                                    By:    _________________________

                                    Title: _________________________


Acknowledgment:

CITIZENS ADVISERS, INC.

By:    ________________________

Title: ________________________